UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2020

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 7, 2020, Stitch Fix, Inc. (the “Company”) announced its financial results for the first quarter of fiscal year 2021 ended October 31, 2020, by issuing a Letter to Shareholders (the “Letter”) and a press release. In the Letter and the press release, the Company also announced that it would be holding a conference call on December 7, 2020, at 2 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2021 ended October 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein. A copy of the Letter is furnished as Exhibit 99.2 to this Current Report and incorporated by reference herein.

The information included in Item 2.02 of this Current Report and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 7, 2020, the Company announced the hiring of Dan Jedda, who will be appointed as Chief Financial Officer of the Company, effective December 9. Mr. Jedda, age 49, joins the Company from Amazon.com, Inc. where he was employed since 2005 in various leadership roles, most recently as Vice President and CFO for Digital Video (including Amazon Studios), Digital Music, and the Advertising and Corporate Development organizations.

In connection with Mr. Jedda’s hiring, the Company and Mr. Jedda entered into an offer letter on October 29, 2020, which provides for the following benefits:
•an annual base salary of $500,000;
•eligibility to participate in the Company’s executive bonus program, with a target bonus of 50% of base salary;
•a signing bonus of $250,000;
•a stock award valued at $6,500,000, 50% to be granted in stock options and 50% to be granted in restricted stock units (RSUs). 1/6th of the stock options will vest upon completion of 6 months of employment at the Company, with the remainder vesting in equal monthly installments over the next 30 months. 1/6th of the RSUs will vest on June 16, 2021, with the remainder vesting in equal quarterly installments over the next 10 quarterly restricted stock unit vesting dates; and
•a stock award valued at $3,250,000, 50% to be granted in stock options and 50% to be granted in restricted stock units (RSUs). 1/36th of the stock options will vest upon completion of 13 months of employment at the Company, with the remainder vesting in equal monthly installments over the next 35 months and 1/12th of the RSUs will vest on December 15, 2021, with the remainder vesting in equal quarterly installments over the next 11 quarterly restricted stock unit vesting dates.
This description of the offer letter is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.
Other than the offer letter between Mr. Jedda and the Company, there are no arrangements or understandings between Mr. Jedda and any other persons pursuant to which he was selected to serve as Chief Financial Officer. Mr. Jedda has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Jedda is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Jedda’s appointment is furnished as Exhibit 99.3 to this Current Report.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated December 7, 2020
99.2	Letter to Shareholders dated December 7, 2020
99.3	Press Release dated December 7, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated:	December 7, 2020	By:	/s/ Michael Smith
Michael Smith
President, Chief Operating Officer, and Interim Chief Financial Officer